Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-58793 and 333-180685 on Form S-3 and Registration Statement Nos. 333-134637, 333-151261, 333-166991, and 333-181713 on Form S-8 of our report dated February 13, 2013, with respect to the financial statements of MTH Mortgage, LLC appearing in this Annual Report on Form 10-K of Meritage Homes Corporation for the year ended December 31, 2012.

/s/ Grant Thornton LLP

Los Angeles, California
February 21, 2013